Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR THIRD QUARTER 2015

•	Generated Q3 2015 Cash Flows From Operating Activities of $239 million
•	Ended September with $731 million of available liquidity, including $459 million of cash on hand
•	Reduced corporate debt by 47% or $812 million year to date

West Palm Beach, FL – (October 28, 2015) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(66.8) million, or $(0.53) per share, for the three months ended September 30, 2015 compared to a net loss of $(75.3) million, or $(0.58) per share, for the three months ended September 30, 2014. Ocwen generated revenue of $405 million, down 21% compared to the third quarter of the prior year. Cash Flows from Operating Activities were $239 million for the three months ended September 30, 2015, compared to $349 million during the same period last year.

“In the third quarter, we continued to make progress on our strategic and operating initiatives. Our asset sale strategy has succeeded in generating proceeds and gains for the Company, enabling us to reduce leverage and focus on simplifying our operations. Our operating cash flow remained strong, enabling us to end the quarter with more than $731 million in available liquidity, including $459 million of cash on hand. The capital markets also continue to demonstrate strong support for the Company, as we were able to successfully refinance our $1.8 billion OMART servicing advance facility and execute an amendment with our term loan lenders to give us more flexibility moving forward” commented Ron Faris, President and CEO of Ocwen.

Mr. Faris continued, “We are making solid progress in developing our lending capabilities including expansion of our product offerings. Additionally, we are progressing as expected on the cost improvement initiatives that we laid out in the third quarter and anticipate identifying additional opportunities to reduce our operating costs. We remain committed to investing in our risk, compliance and technology infrastructure, and delivering best-in-class service to our customers.”

Third Quarter Results

Pre-tax loss for the third quarter of 2015 was $(55.9) million. Pre-tax results were impacted by a number of significant items including but not limited to: $41.2 million of net gains from sales of performing and non-performing agency mortgage servicing rights (MSRs) relating to loans with a total unpaid principal balance (UPB) of $22.0 billion, $(23.4) million of interest rate driven impairment of our GNMA MSRs carried at lower of cost or fair value, $(17.4) million in restructuring costs, including severance and Fiserv platform exit costs, $(12.5) million of monitor costs, $(11.1) million in legacy servicing claim reserves, $(11.0) million in legal and other settlement costs and $(8.2) million of expense incurred pursuant to our agreement with New Residential Investment Corp. in connection with downgrades to our S&P servicer ratings. Servicing recorded a $(12.7) million pre-tax loss inclusive of the gain on sales of MSRs, MSR fair value changes and legacy servicing claim reserves. The Lending segment generated $8.6 million of pre-tax income for the third quarter of 2015.

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Additional Business Highlights

•	Launched “Ocwen Cares” web site aimed at helping borrowers in distress.
•	Continued joint initiative with NAACP, “Help and Hope for Homeowners,” aimed at encouraging struggling homeowners to seek assistance.
•	Completed 19,470 loan modifications with HAMP modifications accounting for 50% of the total. Modifications that included some principal reduction accounted for 45% of total modifications.
•	The constant pre-payment rate (“CPR”) decreased from 15.7% in the second quarter of 2015 to 14.7% in the third quarter of 2015. In the third quarter of 2015, prime CPR was 17.6%, and non-prime CPR was 11.8%.
•	Delinquencies increased slightly from 13.0% at June 30, 2015 to 13.1% at September 30, 2015, primarily driven by sales and transfers of performing agency loans.
•	Originated forward and reverse mortgage loans with UPB of $1.1 billion and $198.5 million, respectively.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, October 28, 2015, at 5 p.m., Eastern Time, to discuss its financial results for the third quarter of 2015. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in West Palm Beach, Florida, with offices throughout the United States and support operations in India and the Philippines. Utilizing proprietary technology, global infrastructure and superior training and processes, Ocwen provides solutions that help homeowners and make our clients’ loans worth more. Ocwen may post information that is important to investors on its website (www.Ocwen.com).

Note Regarding Available Liquidity

Due to high liquidity levels, Ocwen is currently foregoing borrowings on a number of warehouse and servicing advance facilities and funding a portion of loans and advances with cash. These assets are pledged to our debt facilities as collateral, and we can re-borrow on the facilities with short notice. Available liquidity of $731 million represents GAAP cash on hand of $459 million plus this available borrowing capacity of $272 million (in each case as of September 30, 2015). Available liquidity is a non-GAAP financial measure. We believe this non-GAAP financial measure provides a useful supplement to discussion and analysis of our liquidity. We believe this non-GAAP financial measure provides an alternative way to view our liquidity that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently than our non-GAAP financial measures. As a result, comparability may be limited.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; our ability to recognize the benefits of our deferred tax assets; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2014 (filed with the SEC on May 11, 2015) and its quarterly report on Form 10-Q for the quarter ended June 30, 2015 (filed with the SEC on July 31, 2015). Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com
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Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Total unpaid principal balance of loans and REO serviced	$288,069,149	$321,670,579	$382,214,002	$398,727,727	$411,279,614

Non-performing loans and REO serviced as a % of total UPB (1)	13.1%	13.0%	12.5%	13.2%	13.4%

Prepayment speed (average CPR)(2) (3)	14.7%	15.7%	13.3%	12.7%	12.8%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Average Constant Prepayment Rate for the prior three months.

(3)	Average CPR for the three months ended September 30, 2015 includes 17.6 % for prime loans and 11.8% for non-prime loans.

Segment Results (Unaudited)

(Dollars in thousands)

	Three Months		Nine Months
For the Periods Ended September 30,	2015	2014	2015	2014
Servicing
Revenue	$374,936	$485,303	$1,269,269	$1,526,606
Expenses	318,439	313,964	940,764	919,998
Other income (expense), net	(69,239)	(126,821)	(249,947)	(393,939)
Income (loss) before income taxes	(12,742)	44,518	78,558	212,669

Lending
Revenue	$29,662	$26,877	$106,721	$86,811
Expenses	23,126	22,632	73,497	81,261
Other income (expense), net	2,052	2,363	5,793	8,692
Income before income taxes	8,588	6,608	39,017	14,242

Corporate Items and Other
Revenue	$348	$1,557	$2,709	$4,734
Expenses	46,161	118,482	104,133	148,555
Other income (expense), net	(5,951)	(6,467)	(16,740)	(6,476)
Loss before income taxes	(51,764)	(123,392)	(118,164)	(150,297)

Corporate Eliminations
Revenue	—	$(39)	$(58)	$(118)
Expenses	—	(39)	(58)	(118)
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated income (loss) before income taxes	$(55,918)	$(72,266)	$(589)	$76,614
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30.		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Servicing and subservicing fees	$360,017	$465,964	$1,203,541	$1,448,096
Gain on loans held for sale, net	27,298	27,218	116,934	110,041
Other revenues	17,631	20,516	58,166	59,896
Total revenue	404,946	513,698	1,378,641	1,618,033

Expenses
Compensation and benefits	102,612	99,879	313,599	316,118
Amortization of mortgage servicing rights	18,108	60,783	88,188	186,075
Servicing and origination	101,545	49,739	255,905	129,473
Technology and communications	37,182	44,261	117,793	121,234
Professional services	62,428	160,704	191,728	212,745
Occupancy and equipment	31,043	24,697	85,530	82,504
Other	34,808	14,976	65,593	101,547
Total expenses	387,726	455,039	1,118,336	1,149,696

Other income (expense)
Interest income	5,693	6,593	16,306	17,472
Interest expense	(118,313)	(133,049)	(362,606)	(409,129)
Gain on sale of mortgage servicing rights	41,246	—	97,958	—
Gain on extinguishment of debt	—	—	—	2,609
Other, net	(1,764)	(4,469)	(12,552)	(2,675)
Total other expense, net	(73,138)	(130,925)	(260,894)	(391,723)

Income (loss) before income taxes	(55,918)	(72,266)	(589)	76,614
Income tax expense	10,832	2,992	21,866	24,374
Net income (loss)	(66,750)	(75,258)	(22,455)	52,240
Net income attributable to non-controlling interests	(119)	(123)	(321)	(165)
Net income (loss) attributable to Ocwen stockholders	(66,869)	(75,381)	(22,776)	52,075
Preferred stock dividends	—	—	—	(1,163)
Deemed dividend related to beneficial conversion feature of preferred stock	—	(808)	—	(1,639)
Net income (loss) attributable to Ocwen common stockholders	$(66,869)	$(76,189)	$(22,776)	$49,273

Earnings (loss) per share attributable to Ocwen common stockholders
Basic	$(0.53)	$(0.58)	$(0.18)	$0.37
Diluted	(0.53)	(0.58)	(0.18)	0.36

Weighted average common shares outstanding
Basic	125,383,639	130,551,197	125,322,742	133,318,381
Diluted	125,383,639	130,551,197	125,322,742	136,881,326

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	September 30,	December 31,
	2015	2014

Assets
Cash	$458,674	$129,473
Mortgage servicing rights ($787,344 and $93,901 carried at fair value)	1,153,295	1,913,992
Advances	517,378	893,914
Match funded advances	1,955,618	2,409,442
Loans held for sale ($235,909 and $401,120 carried at fair value)	526,972	488,612
Loans held for investment - reverse mortgages, at fair value	2,319,515	1,550,141
Receivables, net	361,572	270,596
Deferred tax assets, net	63,866	76,987
Premises and equipment, net	44,885	43,310
Other assets ($18,551 and $13,400 carried at fair value)	609,279	490,811
Total assets	$8,011,054	$8,267,278

Liabilities and Equity
Liabilities
Match funded liabilities	$1,589,846	$2,090,247
Financing liabilities ($2,789,663 and $2,058,693 carried at fair value)	2,953,518	2,258,641
Other secured borrowings	1,001,070	1,733,691
Senior unsecured notes	350,000	350,000
Other liabilities	1,036,165	793,534
Total liabilities	6,930,599	7,226,113

Equity

Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 125,390,482 and 125,215,615 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,254	1,252
Additional paid-in capital	527,622	515,194
Retained earnings	550,373	530,361
Accumulated other comprehensive loss, net of income taxes	(1,886)	(8,413)
Total Ocwen stockholders’ equity	1,077,363	1,038,394
Non-controlling interest in subsidiaries	3,092	2,771
Total equity	1,080,455	1,041,165
Total liabilities and equity	$8,011,054	$8,267,278
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(UNAUDITED)

	For the Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(22,455)	$52,240
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of mortgage servicing rights	88,188	186,075
Loss on valuation of mortgage servicing rights, at fair value	73,257	13,147
Impairment of mortgage servicing rights	25,052	—
Gain on sale of mortgage servicing rights	(97,958)	—
Realized and unrealized losses on derivative financial instruments	8,529	1,955
Provision for bad debts	25,272	49,583
Depreciation	13,467	16,601
Amortization of debt issuance costs	10,385	3,754
Gain on extinguishment of debt	—	(2,609)
(Gain) loss on sale of fixed assets	(1,095)	2,093
Decrease in deferred tax assets, net	5,700	35,884
Equity-based compensation expense	5,130	9,372
Gain on loans held for sale, net	(116,934)	(110,041)
Origination and purchase of loans held for sale	(3,713,311)	(6,007,152)
Proceeds from sale and collections of loans held for sale	3,935,420	6,013,059
Changes in assets and liabilities:
Decrease in advances and match funded advances	491,654	236,688
Increase in receivables and other assets, net	(1,899)	(11,806)
Increase in other liabilities	30,726	46,243
Other, net	14,866	23,929
Net cash provided by operating activities	773,994	559,015

Cash flows from investing activities
Origination of loans held for investment - reverse mortgages	(781,002)	(565,670)
Principal payments received on loans held for investment - reverse mortgages	105,520	56,193
Purchase of mortgage servicing rights, net	(10,055)	(19,395)
Proceeds from sale of mortgage servicing rights	598,059	287
Acquisition of advances in connection with the purchase of mortgage servicing rights	—	(84,373)
Acquisition of advances in connection with the purchase of loans	—	(60,482)
Proceeds from sale of advances and match funded advances	285,938	—
Additions to premises and equipment	(18,335)	(7,716)
Proceeds from sale of premises and equipment	4,758	22
Cash paid to acquire ResCap Servicing Operations (a component of Residential Capital, LLC)	—	(54,220)
Net cash paid to acquire controlling interest in Ocwen Structured Investments, LLC	—	(7,834)
Distributions of capital from unconsolidated entities	—	6,572
Other	4,082	4,248
Net cash provided by (used in) investing activities	188,965	(732,368)

Cash flows from financing activities
Repayment of match funded liabilities	(500,401)	(329,175)
Proceeds from other secured borrowings	5,647,016	4,352,495
Repayments of other secured borrowings	(6,572,601)	(4,532,029)
Proceeds from issuance of senior unsecured notes	—	350,000
Payment of debt issuance costs	(18,610)	(6,835)
Proceeds from sale of mortgage servicing rights accounted for as a financing	—	123,551
Proceeds from sale of loans accounted for as a financing	803,924	572,031
Proceeds from sale of advances accounted for as a financing	—	88,095
Repurchase of common stock	—	(325,609)
Payment of preferred stock dividends	—	(1,163)
Proceeds from exercise of common stock options	413	1,176
Other	6,501	1,467
Net cash (used in) provided by financing activities	(633,758)	294,004

Net increase in cash	329,201	120,651
Cash at beginning of year	129,473	178,512
Cash at end of period	$458,674	$299,163
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